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Exhibit 21

AMC ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AMC Entertainment Inc. (Delaware)
AMC Europe S.A. (France)
Movietickets.com, Inc. (Delaware) (26.2%)
LCE AcquisitionSub, Inc. (Delaware)
LCE Mexican Holdings, Inc. (Delaware)
American Multi-Cinema, Inc. (Missouri)
AMC Card Processing Services, Inc. (Arizona)
AMC License Services, Inc. (Kansas)
AMC ITD, Inc. (Kansas)
MEP Mainstreet Concessionaire, LLC (Missouri) (50%)
AMC ShowPlace Theatres, Inc. (Delaware)
AMC Theatres of New Jersey, Inc. (Delaware)
Loews Kaplan Cinema Associates Partnership (50%)
Centertainment Development, Inc. (Delaware)
AMC Fourth Street, LLC (Missouri) (95%)
Midland-Empire Partners, LLC (Missouri) (50%)
Club Cinema of Mazza, Inc. (Delaware)
Loews Citywalk Theatre Corporation (California)
Citywalk Big Screen Theatres (California) (50%)
Midlands Water Association (Illinois)
AMC Ventures, Inc. (British Columbia)
AMC Theatres of Canada, Inc. (New Brunswick)
AMC Theatres of U.K. Limited (United Kingdom)
AMC Concessionaire Services of Florida, LLC (Florida)
DCDC Holdings, LLC (Delaware) (33.3%)
Digital Cinema Implementation Partners, LLC (Delaware) (33.3%)
National Cinemedia, LLC (Delaware) (15.47%)
Open Road Releasing, LLC (Delaware) (50%)
Universal Cineplex Odeon Joint Venture (Florida) (50%)

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  Exhibit 21